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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-45151) and related Prospectus and related 462(b) registration statement to be filed on March 18, 1998 of GelTex Pharmaceuticals, Inc. and to the incorporation by reference therein (i) of our report dated February 9, 1998, with respect to the financial statements of Geltex Pharmaceuticals, Inc. included in its Current Report on Form 8-K/A dated March 16, 1998, filed with the Securities and Exchange Commission and (ii) our report dated February 21, 1997, with respect to the financial statements of GelTex Pharmaceuticals, Inc. included in its Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                               ERNST & YOUNG LLP


Boston, Massachusetts
March 16, 1998